Exhibit 10.18

TERMINATION AGREEMENT

TERMINATION AGREEMENT, dated as of March 31, 2005, by and among The 1818 Mezzanine Fund, L.P., a Delaware limited partnership (the “Fund”), Charlesbank Equity Fund IV, Limited Partnership, a Massachusetts limited partnership (“Charlesbank”), and American Tire Distributors, Inc., a Delaware corporation (the “Company”).

Introduction

In connection with the closing of the transaction contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of March 7, 2005, by and among American Tire Distributors Holdings, Inc., a Delaware corporation, ATD MergerSub, Inc., a Delaware corporation, Charlesbank, Charlesbank Capital Partners, LLC, a Massachusetts limited liability company, solely in its capacity as representative of the holders of the Company’s capital stock, and the Company, the parties hereto desire to terminate certain agreements entered into by and among the parties hereto.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of Agreements. As of the date hereof, the following agreements are hereby terminated:

(a) the Warrantholder Agreement, dated as of May 21, 1999, by and among the Fund, Charlesbank and the Company; and

(b) the Amended and Restated Registration Rights Agreement, dated as of May 21, 1999, by and among the Fund, Charlesbank and the Company.

2. Counterparts. This Termination Agreement may be signed in any number of counterparts (including by facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

3. Governing Law. THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

4. Further Assurances. The parties hereto shall, at any time and from time to time following the execution of this Termination Agreement, execute and deliver all such further instruments and take all such further actions as may be reasonably necessary or appropriate in order to carry out the provisions of this Termination Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed as of the day and year first above written.

AMERICAN TIRE DISTRIBUTORS, INC.

By:	/s/ J. Michael Gaither
	Name:	J. Michael Gaither
	Title:	Executive Vice President, General Counsel & Secretary

THE 1818 MEZZANINE FUND, L.P.

Per Pro	BROWN BROTHERS HARRIMAN & CO., its General Partner

	By:	/s/ Joseph P. Doslon
		Name:	Joseph P. Doslon
		Title:	Managing Director

CHARLESBANK EQUITY FUND IV, LIMITED PARTNERSHIP

BY:	CHARLESBANK EQUITY FUND IV GP, LIMITED PARTNERSHIP, its General Partner

BY:	CHARLESBANK CAPITAL PARTNERS, LLC, its General Partner

By:	/s/ Tim R. Palmer
	Name:	Tim R. Palmer
	Title:	Managing Director